Calculation of Filing Fee Tables
S-3
PROCTER & GAMBLE Co
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock (without par value)	Other	8,000,000	$ 150.76	$ 1,206,080,000.00	0.000087	$ 104,928.96
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,206,080,000.00		$ 104,928.96
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 104,928.96
			Net Fee Due:						$ 0.00
Offering Note
[1]	(a) In addition to the shares set forth in the table, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), the registration statement shall include an indeterminate number of shares of common stock that may be issued or become issuable in connection with stock splits, stock dividends, recapitalizations or similar events. Pursuant to Rule 416(c) of the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. (b) Estimated solely for purposes of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, based on the average of the high and low prices of the Company's common stock without par value (the "Common Stock") as reported on the New York Stock Exchange on October 9, 2026, which was within five business days prior to filing.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	PROCTER & GAMBLE Co	S-3	333-249543	10/19/2020		$ 104,928.96	Equity	Common Stock (without par value)	8,000,000	$ 1,148,223,518.96
Fee Offset Sources	3	PROCTER & GAMBLE Co	S-3	333-249543		10/19/2020						$ 104,928.96
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]

Offset Note
[2]	(a) The Company previously registered 12,000,000 shares of Common Stock on a registration statement on Form S-3 (File No. 333-275069), which was initially filed with the U.S. Securities and Exchange Commission ("SEC") and automatically effective on October 18, 2023 (the "Prior Registration Statement"). As of the date of this registration statement, 8,000,000 shares of Common Stock (the "Unsold Securities") representing an aggregate offering amount of $1,148,223,518.96 (calculated based on the maximum aggregate offering price in effect at the time of the filing of the Prior Registration Statement) remain available for offer and sale. The registration fee and the filing fee previously paid in connection with unsold securities carried forward to the Prior Registration Statement totaled $196,707.98 (calculated at the applicable filing fee rate then in effect), of which $131,138.65 relates to the Unsold Securities and therefore is available to offset SEC registration fees. The Company hereby uses previously paid but unused registration fees associated with the Prior Registration Statement in the amount of $104,928.96 to fully offset the total registration fee due under this registration statement. The offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the effectiveness of this registration statement.

[3]	See Note 2a.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date